As filed with the Securities and Exchange Commission on September 13, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Harte Hanks, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-1677284 (I.R.S. Employer Identification No.)

9601 McAllister Freeway, Suite 610
San Antonio, Texas 78216
(Address of principal executive offices, including zip code)

NON-QUALIFIED STOCK OPTION AWARD AGREEMENTS
RESTRICTED STOCK AWARD AGREEMENTS
PERFORMANCE UNIT AWARD AGREEMENTS
RESTRICTED STOCK UNIT AWARD AGREEMENT
PERFORMANCE STOCK UNIT AWARD AGREEMENT
(Full title of the plan)

Jon C. Biro
Executive Vice President, Chief Financial Officer & Secretary
5909 West Loop South Suite 260
Bellaire, Texas 77081
210-829-9000
(Name, address and telephone number of agent for service)

copy to:

Richard B. Aldridge
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
(215) 963-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large Accelerated filer ☐	Accelerated filer ☒

Non- Accelerated filer ☐ (Do not check if smaller reporting company)	Smaller Reporting Company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
(2) Common Stock, $1.00 par value per share	57,036 shares		($7.53 (3)	$429,481.08	(3)	$53.47
(4) Common Stock, $1.00 par value per share	82,288 shares	($		$5,577,480.64	(5)	$694.40

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that may become issuable by reason of stock splits, stock dividends or similar transactions pursuant to applicable antidilution provisions.

(2)         Represents 57,036 shares of common stock previously issued pursuant to Restricted Stock Award Agreements, Performance Unit Award Agreements, Restricted Stock Unit Award Agreements and Performance Stock Unit Award Agreements.

(3)        Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act.  The maximum offering price per share of Common Stock and the maximum aggregate offering price are based on a price of $7.53 per share, which is the average of the high and low trading prices of the Common Stock reported on the New York Stock Exchange on September 11, 2018.

(4)        Represents 82,288 shares of common stock reserved for issuance upon the exercise of options granted pursuant to Non-qualified Stock Option Award Agreements (the “Options”).

(5)        Calculated pursuant to Rule 457(h) under the Securities Act solely for purposes of determining the registration fee for an aggregate of 82,288 shares of Common Stock issuable upon the exercise of the Options, using the weighted average price at which the Options can be exercised.

EXPLANATORY NOTE

This Registration Statement contains two parts. First, the materials identified as the Reoffer Prospectus in Part I of this Registration Statement (the “Reoffer Prospectus”) constitute the reoffer prospectus, prepared in accordance with Part I of Form S-3, in accordance with General Instruction C of Form S-8, covering resales of “restricted securities” (as defined in General Instruction C of Form S-8). Such Reoffer Prospectus relates to shares of the common stock, $1.00 par value per share (the “Common Stock”), of Harte Hanks, Inc. (the “Registrant” or the “Company,” and together with its subsidiaries, “we,” “our” and “us”) previously issued to certain of our employees pursuant to the Restricted Stock Award Agreements, Performance Unit Award Agreements, Restricted Stock Unit Award Agreements and Performance Stock Unit Award Agreements identified below. The second part of this Registration Statement contains information required to be set forth pursuant to Part II of Form S-8.

Effective September 14, 2015, the Registrant entered into a Non-qualified Stock Option Award Agreement, a Restricted Stock Award Agreement and a Performance Unit Award Agreement (collectively the “Puckett Award Agreements”) with Karen A. Puckett as a material inducement to her becoming the Registrant’s President and Chief Executive Officer.  Pursuant to the Puckett Award Agreements, an aggregate of up to 86,736 shares of Common Stock were issuable to Ms. Puckett upon the exercise of Options and an additional 56,220 shares of Common Stock have been issued or were issuable to Ms. Puckett under her Restricted Stock Award Agreement and Performance Unit Award Agreement. On August 28, 2018, Ms. Puckett resigned from her position as President and Chief Executive Officer and member of the Board of Directors of the Company, effective August 28, 2018. In connection with her resignation, Ms. Puckett entered into a Separation and General Release Agreement, dated as of August 28, 2018, pursuant to which all of Ms. Puckett’s unvested Options and unvested shares of Common Stock issuable under her Restricted Stock Award Agreement and Performance Unit Award Agreement were forfeited. As a result, only 43,368 shares of Common Stock issuable upon the exercise of Options and 14,160 shares of Common Stock issuable under Ms. Puckett’s Restricted Stock Award Agreement are being registered on this Registration Statement.

Effective October 26, 2015, the Registrant entered into a Non-qualified Stock Option Award Agreement and a Restricted Stock Award Agreement (collectively the “Grillo Award Agreements”) with Frank M. Grillo as a material inducement to him becoming the Registrant’s Chief Marketing Officer.  Pursuant to the Grillo Award Agreements, an aggregate of up to 10,130 shares of Common Stock are issuable to Mr. Grillo upon the exercise of Options and an additional 1,314 shares of Common Stock have been issued or are issuable to Mr. Grillo under his Restricted Stock Award Agreement. Mr. Grillo’s vested shares, comprising 5,065 shares of Common Stock issuable upon the exercise of Options and 876 shares of Common Stock issuable under his Restricted Stock Award Agreement are being registered on this Registration Statement.

Effective November 13, 2017, the Registrant entered into a Non-qualified Stock Option Award Agreement, a Restricted Stock Unit Award Agreement and a Performance Stock Unit Award Agreement (collectively the “Biro Award Agreements”) with Jon C. Biro as a material inducement to him becoming the Registrant’s Chief Financial Officer.  Pursuant to the Biro Award Agreements, an aggregate of up to 33,855 shares of Common Stock are issuable to Mr. Biro upon the exercise of Options and an additional 42,000 shares of Common Stock are issuable to Mr. Biro under his Restricted Stock Unit Award Agreement and Performance Stock Unit Award Agreement.

This Registration Statement on Form S-8 is filed with respect to all of the shares of Common Stock issued or issuable to Ms. Puckett, Mr. Grillo and Mr. Biro as described in the preceding paragraphs, as well as the shares of Common Stock that may be issued as a result of stock splits, stock dividends or similar transactions in accordance with the antidilution provisions of the award agreements relating to such shares.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will send or give the document(s) containing information required by Part I of Form S-8 to Ms. Puckett, Mr. Grillo and Mr. Biro, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Reoffer Prospectus
HARTE HANKS, INC.

57,036 Shares of Common Stock

This prospectus relates to an aggregate of up to 57,036 shares (the “Shares”) of Common Stock, $1.00 par value per share, of Harte Hanks, Inc. (the “Company”), which may be offered and sold from time to time by certain stockholders of the Company (the “Selling Security Holders”) who have acquired such Shares pursuant to compensation arrangements with the Company. See “Selling Security Holders.” This prospectus covers the offering for resale of Shares acquired by the Selling Security Holders prior to the filing of a registration statement on Form S-8 by the Company. The Company’s Common Stock is listed on the New York Stock Exchange under the symbol “HHS.” On September 13, 2018, the last reported sales price of the Company’s Common Stock on the New York Stock Exchange (the “NYSE”) was $7.53 per share.

Investing in the Shares involves a high degree of risk. You should carefully consider the risk factors beginning on page 6 of this prospectus before purchasing any Shares and the other risk factors set forth in our periodic and other filings with the Securities and Exchange Commission (the “Commission”), including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2017, for a discussion of certain factors that should carefully be considered by prospective purchasers.

NEITHER THE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is: September 13, 2018

ABOUT THIS PROSPECTUS

In this prospectus, unless the context indicates otherwise, references to “we,” “our,” “us,” “ourselves,” or “the Company” refer to Harte Hanks, Inc. and, where appropriate, its subsidiaries.

Please read this prospectus and the information incorporated by reference herein carefully. This prospectus and such information describes our business, our financial condition and results of operations. You should rely only on the information that we have provided or incorporated by reference in this prospectus or any applicable prospectus supplement that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any applicable prospectus supplement that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of a security.

Information contained or incorporated by reference in this prospectus concerning our industry and the market in which we operate, including our general expectations and market position, market opportunity and size, is based on information from various sources, on assumptions that we have made based on that data and other similar sources and on our knowledge of the markets for our offerings. These data involve a number of assumptions and limitations and prospective investors are cautioned not to give undue weight to such estimates or data. We have not independently verified any third-party information. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

For investors outside the United States: We have not, and to the best of our knowledge, the Selling Security Holder has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourself about and to observe any restrictions relating to this offering and the distribution of this prospectus.

THE COMPANY

The Company partners with clients to deliver relevant, connected, and quality customer interactions. Our approach starts with discovery and learning, which leads to customer journey mapping, creative and content development, analytics, and data management, and ends with execution and support in a variety of digital and traditional channels. We produce engaging and memorable customer interactions to drive business results for our clients, develop better customer relationships, experiences, and defining interaction-led marketing.

Virtually all organizations rely on marketing to generate revenues and publicity. Many businesses have a chief-level executive responsible for marketing who is charged with combining data, technology, channels, and resources to demonstrate a return on marketing investment. This has led many businesses to use direct and targeted marketing, which offer accountability and measurability of marketing programs, allowing customer insight to be leveraged to create and accelerate value. Harte Hanks is a leader in highly targeted, multichannel marketing.

We are the successor to a newspaper business started by Houston Harte and Bernard Hanks in Texas in the early 1920s. In 1972, Harte Hanks went public and was listed on the NYSE. We became private in a leveraged buyout in 1984, and in 1993 we again went public and listed our Common Stock on the NYSE. We maintain our principal offices at 9301 McAllister Freeway, Suite 610, San Antonio, Texas 78216 and our phone number is 210-829-9000.

FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference into this prospectus or any applicable prospectus supplement constitute forward-looking statements within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements may concern possible or anticipated future results of operations or business developments. These statements are based on management’s current expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “may,” “should,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding product development, product potential, regulatory environment, sales and marketing strategies, capital resources or operating performance. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements should be evaluated together with the many uncertainties that affect the Company’s business and its market, particularly those discussed in the risk factors and cautionary statements in the Company’s filings with the Commission, including as described in “Risk Factors” contained or incorporated by reference in this prospectus and in any applicable prospectus supplement, and in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the Commission.

Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made, and the Company assumes no responsibility to update any forward-looking statements except as required by law.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2017 and filed with the Commission on March 15, 2018, as well as information incorporated by reference into this prospectus or any applicable prospectus supplement. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares by the Selling Security Holders. All of the net proceeds from the resale of the Shares will go to the Selling Security Holders.

SELLING SECURITY HOLDERS

The shares of our Common Stock to which this prospectus relates are being registered for offer and resale by Karen Puckett, the Company’s former President and Chief Executive Officer and a former member of its Board of Directors, Frank M. Grillo, the Company’s Chief Marketing Officer, and Jon C. Biro, the Company’s Chief Financial Officer (collectively, the “Selling Security Holders”). The Selling Security Holders may offer all, part or none of the Shares for resale from time to time. The Selling Security Holders are under no obligation to sell all or any portion of such Shares. The table below sets forth information regarding the Selling Security Holders’ beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of our Common Stock as of September 7, 2018 and is based on 6,251,968 shares of Common Stock outstanding as of such date.

Name of Selling Security Holder		Position with the Company	Number of Shares of Our Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Our Common Stock that May be Sold Pursuant to this Reoffer Prospectus	Number of Shares of Our Common Stock Beneficially Owned After the Offering if All Shares are Sold	Percentage of Shares of Our Common Stock Beneficially Owned After The Offering if All Shares are Sold
Karen Puckett (1)		Former President, Chief Executive Officer and Director	87,870	14,160	73,710	1.2%
Frank Grillo		Chief Marketing Officer	11,276	876	10,400	*
Jon C. Biro	Ch	Chief Financial Officer	0 (2)	33,855	0	*

* Less than 1%.

(1) On August 28, 2018, Ms. Puckett resigned from her position as President and Chief Executive Officer and member of the Board of Directors of the Company, effective August 28, 2018.

(2) Mr. Biro does not currently hold shares of our Common Stock and is not entitled to acquire shares of our Common Stock within 60 days of the date of this Registration Statement; however, Mr. Biro is entitled to shares of our Common Stock pursuant to his Restricted Stock Unit Award Agreement and Performance Stock Unit Award Agreement provided that certain performance and vesting conditions are met, as more fully described therein.

PLAN OF DISTRIBUTION

The Shares covered by this prospectus are being registered by the Company for the account of the Selling Security Holders.

The Shares offered may be sold from time to time directly by or on behalf of the Selling Security Holders in one or more transactions on the NYSE or any other stock exchange on which the Shares may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Security Holders may sell the Shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Security Holders and/or purchasers of the Shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, the Selling Security Holders and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We are bearing all costs relating to the registration of the Shares. Any commissions or other fees payable to brokers or dealers in connection with any sale of the Shares will be borne by the Selling Security Holders or other party selling such Shares. Sales of the Shares must be made by the Selling Security Holders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act.

In addition to any Shares sold hereunder, the Selling Security Holders may sell Shares in compliance with Rule 144. There is no assurance that the Selling Security Holders will sell all or a portion of the Shares offered hereby.

The Selling Security Holders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the Shares against certain liabilities in connection with the offering of the shares arising under the Securities Act.

We have notified the Selling Security Holders of the need to deliver a copy of this prospectus in connection with any sale of the Shares.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.

EXPERTS

The 2017 and 2016 financial statements incorporated in this registration statement by reference from the Company's Annual Report on Form 10-K, and the effectiveness of Harte Hanks, Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, which reports express an unqualified opinion on the 2017 and 2016 financial statements and an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The audited consolidated financial statements as of December 31, 2015 have been incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 in reliance on the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

DOCUMENTS INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. We incorporate by reference the documents listed below and any future documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished to, and not filed with, the Commission) prior to the termination of this offering:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018, filed with the Commission on May 11, 2018 and August 9, 2018, respectively;

•
Our Current Reports on Form 8-K, filed with the Commission on January 11, 2018, January 18, 2018, January 29, 2018, January 31, 2018, February 2, 2018, March 6, 2018, March 15, 2018, May 18, 2018, July 6, 2018, July 9, 2018, August 8, 2018, August 17, 2018, August 22, 2018 and August 28, 2018;

•	Our Definitive Proxy Statement for our 2018 Annual Meeting of Stockholders, filed with the Commission on July 13, 2018; and

•
The description of our Common Stock, par value $1.00 per share, contained in our registration statement on Form S-2/A, dated October 13, 1993, including any amendment or report filed for the purpose of updating such description.

To receive a free copy of any of the documents incorporated by reference in this prospectus, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, call or write us at the following address and telephone number:

Harte Hanks, Inc.
9601 McAllister Freeway, Suite 610
San Antonio, Texas 78216
210-829-9000

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file proxy statements, annual, quarterly and special reports and other information with the Commission. Such statements, reports and other information can be inspected and copied at the Public Reference Room of the Commission located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials can be obtained from the Public Reference Room of the Commission at prescribed rates. You can call the Commission at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the Commission’s home page on the Internet (www.sec.gov).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents, which have been previously filed with the Commission, are incorporated by reference in this Registration Statement and will be deemed to be a part hereof:

(a)                            The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 15, 2018;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018, filed with the Commission on May 11, 2018 and August 9, 2018, respectively;

(c)
The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 11, 2018, January 18, 2018, January 29, 2018, January 31, 2018, February 2, 2018, March 6, 2018, March 15, 2018, May 18, 2018, July 6, 2018, July 9, 2018, August 8, 2018, August 17, 2018, August 22, 2018 and August 28, 2018;

(d)                              The Registrant’s Definitive Proxy Statement for our 2018 Annual Meeting of Stockholders, filed with the Commission on July 13, 2018; and

(e)                           The description of Registrant’s Common Stock, par value $1.00 per share, contained in the Registrant’s registration statement on Form S-2/A, dated October 13, 1993, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation incorporated in the State of Delaware to eliminate or limit, through provisions in its original or amended articles of incorporation, the personal liability of a director for violations of the director’s fiduciary duties, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation incorporated in the State of Delaware may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A corporation incorporated in the State of Delaware may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred in connection therewith.

Section 145(g) of the DGCL authorizes a corporation incorporated in the State of Delaware to provide liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation.

The Registrant’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Fifth Amended and Restated Bylaws, as amended (the “Bylaws”), provide that it shall indemnify officers and directors and, to the extent permitted by the Board of Directors, its employees and agents, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, the Registrant’s Certificate of Incorporation and Bylaws permit the Board of Directors to authorize Registrant to purchase and maintain insurance against any liability asserted against any of Registrant’s directors, officers, employees or agents arising out of his capacity as such.

To supplement its obligations under the Certificate of Incorporation and Bylaws, the Registrant has entered into indemnification agreements with its officers and directors (the “Indemnification Agreements”) to contractually obligate itself to indemnify and hold harmless such persons to the fullest extent permitted by applicable law.  The Indemnification Agreements provide specifically that any such person (an “Indemnitee”) will be entitled to indemnification if, by reason of such Indemnitee’s status as an officer or director of Registrant, such Indemnitee is made a participant in any threatened, pending or completed action, suit, arbitration, mediation, alternative dispute resolutions mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding.  Accordingly, Indemnitee will be indemnified against any and all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding.  The Indemnification Agreements further provide that Registrant will pay such expenses or reimburse such expenses in advance of any determination of Indemnitee’s entitlement to indemnification.  The Indemnification Agreements are intended to provide Registrant’s officers and directors indemnification and advancement of expenses in addition to, and not exclusive of, any other rights such officers and directors may have under the DGCL or other applicable law, the Registrant’s Certificate of Incorporation or the Bylaws.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

Exhibit Number		Description
4.1
Amended and Restated Certificate of Incorporation as amended through May 5, 1998 (filed as Exhibit 3(e) to the Registrant’s Form 10-Q for the six months ended June 30, 1998 and incorporated herein by reference).

4.2		Fifth Amended and Restated Bylaws (filed as Exhibit 3.1 to the Registrant’s Form 8-K dated December 22, 2015 and incorporated herein by reference).
4.3		Certificate of Amendment of Certificate of Incorporation dated January 30, 2015 (filed as Exhibit 3.1 to the Company’s Form 8-K dated January 30, 2015 and incorporated herein by reference).
4.4	v	Certificate of Amendment of Certificate of Incorporation dated August 17, 2018 (filed as Exhibit 3.1 to the Company’s Form 8-K dated August 22, 2018 and incorporated herein by reference).
4.5		Amendment to Fifth Amended and Restated Bylaws of Harte Hanks, Inc. dated August 22, 2018 (filed as Exhibit 3.2 to the Company’s Form 8-K dated August 22, 2018 and incorporated herein by reference).
4.6
Form of Non-Qualified Stock Option Agreement between Harte Hanks, Inc. and Karen A. Puckett (filed as Exhibit 10.2 to the Registrant’s Form 8-K dated September 14, 2015 and incorporated herein by reference).

4.7
Form of Restricted Stock Award Agreement between Harte Hanks, Inc. and Karen A. Puckett (filed as Exhibit 10.3 to the Registrant’s Form 8-K dated September 14, 2015 and incorporated herein by reference).

4.8
Form of Performance Unit Award Agreement between Harte Hanks, Inc. and Karen A. Puckett (filed as Exhibit 10.4 to the Registrant’s Form 8-K dated September 14, 2015 and incorporated herein by reference).

4.9
Non-Qualified Stock Option Award Agreement between Harte Hanks, Inc. and Frank M. Grillo dated October 26, 2015 (filed as Exhibit 10.1 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2016 and incorporated herein by reference).

4.10
Restricted Stock Award Agreement between Harte Hanks, Inc. and Frank M. Grillo dated October 26, 2015 (filed as Exhibit 10.2 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2016 and incorporated herein by reference).

4.11
Form of Non-Qualified Stock Option Award Agreement between Harte Hanks, Inc. and Jon C. Biro (filed as Exhibit 10.3 to the Registrant’s Form 8-K dated November 3, 2017 and incorporated herein by reference).

4.12	Form of Performance Stock Unit Agreement between Harte Hanks, Inc. and Jon C. Biro (filed as Exhibit 10.4 to the Registrant’s Form 8-K dated November 3, 2017 and incorporated herein by reference).
4.13	Form of Restricted Stock Unit Agreement between Harte Hanks, Inc. and Jon C. Biro (filed as Exhibit 10.2 to the Registrant’s Form 8-K dated November 3, 2017 and incorporated herein by reference).
5.1*	Opinion of Morgan, Lewis & Bockius LLP.
23.1*	Consent of Morgan, Lewis & Bockius LLP (included in the opinion filed as Exhibit 5.1 hereto).
23.2*	Consent of Deloitte & Touche LLP (independent registered public accounting firm).
23.3*	Consent of KPMG LLP (independent registered public accounting firm).
24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*    Filed herewith.

Item 9.   Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                           to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellaire, State of Texas, on September 13, 2018.

HARTE HANKS, INC.

By:	/s/ Jon C. Biro
Jon C. Biro
Executive Vice President, Chief Financial Officer & Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below hereby authorizes and appoints Jon C. Biro and Andrew P. Harrison, either of whom may act without the joiner of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead in any and all capacities to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jon C. Biro	Office of the CEO	September 13, 2018
Jon C. Biro	(Principal Executive Officer)

/s/ Jon C. Biro	Executive Vice President and Chief Financial Officer	September 13, 2018
Jon C. Biro	(Principal Financial Officer)

/s/ Laurilee Kearnes	Vice President and Controller	September 13, 2018
Laurilee Kearnes	(Principal Accounting Officer)

/s/ Alfred V. Tobia, Jr.
Alfred V. Tobia, Jr.	Director	September 13, 2018

/s/ David L. Copeland
David L. Copeland	Director	September 13, 2018

/s/ Timothy Breen
Timothy Breen	Director	September 13, 2018

/s/ John H. Griffin, Jr.
John H. Griffin, Jr.	Director	September 13, 2018

/s /Maureen E. O’Connell
Maureen E. O’Connell	Director	September 13, 2018

/s/ Martin F. Reidy
Martin F. Reidy	Director	September 13, 2018

/s/ Melvin L. Keating
Melvin L. Keating	Director	September 13, 2018

EXHIBIT INDEX

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation as amended through May 5, 1998 (filed as Exhibit 3(e) to the Registrant’s Form 10-Q for the six months ended June 30, 1998 and incorporated herein by reference).

4.2	Fifth Amended and Restated Bylaws (filed as Exhibit 3.1 to the Registrant’s Form 8-K dated December 22, 2015 and incorporated herein by reference).
4.3	Certificate of Amendment of Certificate of Incorporation dated January 30, 2015 (filed as Exhibit 3.1 to the Company’s Form 8-K dated January 30, 2015 and incorporated herein by reference).
4.4	Certificate of Amendment of Certificate of Incorporation dated August 17, 2018 (filed as Exhibit 3.1 to the Company’s Form 8-K dated August 22, 2018 and incorporated herein by reference).
4.5	Amendment to Fifth Amended and Restated Bylaws of Harte Hanks, Inc. dated August 22, 2018 (filed as Exhibit 3.2 to the Company’s Form 8-K dated August 22, 2018 and incorporated herein by reference).
4.6
Form of Non-Qualified Stock Option Agreement between Harte Hanks, Inc. and Karen A. Puckett (filed as Exhibit 10.2 to the Registrant’s Form 8-K dated September 14, 2015 and incorporated herein by reference).

4.7
Form of Restricted Stock Award Agreement between Harte Hanks, Inc. and Karen A. Puckett (filed as Exhibit 10.3 to the Registrant’s Form 8-K dated September 14, 2015 and incorporated herein by reference).

4.8
Form of Performance Unit Award Agreement between Harte Hanks, Inc. and Karen A. Puckett (filed as Exhibit 10.4 to the Registrant’s Form 8-K dated September 14, 2015 and incorporated herein by reference).

4.9
Non-Qualified Stock Option Award Agreement between Harte Hanks, Inc. and Frank M. Grillo dated October 26, 2015 (filed as Exhibit 10.1 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2016 and incorporated herein by reference).

4.10
Restricted Stock Award Agreement between Harte Hanks, Inc. and Frank M. Grillo dated October 26, 2015 (filed as Exhibit 10.2 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2016 and incorporated herein by reference).

4.11
Form of Non-Qualified Stock Option Award Agreement between Harte Hanks, Inc. and Jon C. Biro (filed as Exhibit 10.3 to the Registrant’s Form 8-K dated November 3, 2017 and incorporated herein by reference).

4.12	Form of Performance Stock Unit Agreement between Harte Hanks, Inc. and Jon C. Biro (filed as Exhibit 10.4 to the Registrant’s Form 8-K dated November 3, 2017 and incorporated herein by reference).
4.13	Form of Restricted Stock Unit Agreement between Harte Hanks, Inc. and Jon C. Biro (filed as Exhibit 10.2 to the Registrant’s Form 8-K dated November 3, 2017 and incorporated herein by reference).

5.1*	Opinion of Morgan, Lewis & Bockius LLP.
23.1*	Consent of Morgan, Lewis & Bockius LLP (included in the opinion filed as Exhibit 5.1 hereto).
23.2*	Consent of Deloitte & Touche LLP (independent registered public accounting firm).
23.3*	Consent of KPMG LLP (independent registered public accounting firm).
24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*    Filed herewith.